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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported)   May 5, 1999


                        IMPAC COMMERCIAL HOLDINGS, INC.
               (Name of registrant as specified in its charter)

           Maryland                                 33-0745075
(State or other jurisdiction of                  (I.R.S. employer
incorporation or organization)                 identification number)

1401 Dove Street, Suite 100
Newport Beach, California                                92660
(Address of principal executive offices)              (Zip Code)

                   Issuer's telephone number: (949) 475-3600


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         (Former name or former address, if changed since last report)
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Item 1. Change in Control of Registrant

     On May 5, 1999, Impac Commercial Holdings, Inc. (the "Registrant") executed a stock purchase agreement to issue to Fortress Partners, L.P. ("Fortress") approximately $12.0 million of Series B Convertible Preferred Stock with a coupon of 8.5% paid quarterly in arrears. The preferred stock is initially convertible into 1,683,635 shares of the Registrant's common stock, subject to adjustment under certain circumstances. The common stock issuable upon conversion of the Series B Preferred Stock will have registration rights. In addition, FIC Management, Inc. ("FIC"), an affiliate of Fortress, entered into a definitive agreement with RAI Advisors, LLC ("RAI") for the assignment of RAI's rights and interests in the management agreement with the Registrant, providing for the management of the Registrant. Furthermore, in connection with these transactions, the submanagement agreement among RAI, Impac Mortgage Holdings, Inc. ("IMH") and Impac Funding Corporation, IMH's conduit operations ("IFC"), was terminated and a new submanagement agreement was entered into between FIC and IFC, providing for the subcontracting of the management services to the Registrant. The Right of First Refusal Agreement among the Registrant, RAI, IMH, IFC and Impac Commercial Capital Corporation was terminated. Lastly, James Walsh, Timothy R. Busch, Stephan R. Peers and Thomas J. Poletti resigned as Directors of the Registrant and Wesley R. Edens, Robert I. Kauffman and Christopher W. Mahowald were appointed onto the Board of Directors. Joseph R. Tomkinson and Frank P. Filipps remain as Directors. The executive officers of the Registrant resigned as a group effective May 5, 1999 and the new Board appointed Mr. Edens as the Registrant's new Chief Executive Officer and other officers of Fortress as officers the Registrant.

     The Registrant has undertaken to recommend the Messrs. Edens, Kauffman, Mahowald, Tomkinson and Filipps for election to the Board of Directors in the Registrant's proxy statement to be distributed with respect to the next annual meeting of the stockholders of the Registrant.

Item 5.   Other Events

     On May 15, 1999, the Registrant and FIC issued a joint press release announcing completion of Fortress' equity investment in the Registrant and FIC's assumption of management responsibility for the Registrant. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

       (c)   Exhibits

       3.1   Articles Supplementary

       10.1 Stock Purchase Agreement dated May 5, 1999 between Fortress Partners, L.P. and the Registrant

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     10.2  Amended and Restated Management Agreement dated May 5, 1999 between
           FIC Management, Inc. and the Registrant

     10.3 Submanagement Agreement dated May 6, 1999 between FIC Management, Inc. and Impac Funding Corporation

     10.4 Registration Rights Agreement dated May 5, 1999 between Fortress Partners, L.P. and the Registrant

     99.1  Press Release dated May 6, 1999

     99.2  Risk Factor

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 20, 1999

                                       IMPAC COMMERCIAL HOLDINGS, INC.


                                       BY: /s/ Randal A. Nardone
                                           ---------------------------------
                                           Randal A. Nardone
                                           Secretary

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